Exhibit 99.4

KINDLY MD, INC.

CLAWBACK POLICY

Introduction

The Board of Directors (the “Board”) of Kindly MD, Inc. (the “Company”) believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Board has therefore adopted this policy which provides for the recoupment of certain executive compensation received in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws (the “Policy”). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and amendments adopted by the Securities and Exchange Commission (the “SEC”) to implement the aforementioned legislation, and the listing standards of the national securities exchange on which the Company’s securities are listed.

Administration

This Policy shall be administered by the Board or, if so designated by the Board, the Company’s Compensation Committee (the “Compensation Committee”), in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals.

Covered Executives

This Policy applies to the Company’s current and former executive officers, as determined by the Board in accordance with Section 10D of the Exchange Act, the definition of executive officer set forth in Rule 10D-1 and the listing standards of the national securities exchange on which the Company’s securities are listed, and such other senior executives/employees who may from time to time be deemed subject to the Policy by the Board (“Covered Executives”). For this purpose, “executive officers” include those encompassed within the definition of “officers” under Rule 16a-1(f) of the Exchange Act.

Recoupment; Accounting Restatement

In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Board will require reimbursement or forfeiture of any excess Incentive Compensation (as defined below) received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement.

The Policy applies to all Incentive Compensation received by a Covered Executive (i) after beginning service as an executive officer; (ii) who served as an executive officer at any time during the performance period for that Incentive Compensation; and (iii) while the Company has a listed class of securities. Recovery of amounts under this Policy with respect to a Covered Executive shall not require the finding of any misconduct by such Covered Executive or that such Covered Executive is responsible for any error associated with an Accounting Restatement.

Incentive Compensation

For purposes of this Policy, Incentive Compensation means any of the following; provided that such compensation is granted, earned, or vested based wholly or in part on the attainment of a financial reporting measure and is considered received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive Compensation award is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period:

●	Annual cash bonuses and other short- and long-term cash incentives

●	Stock options

●	Stock appreciation rights

●	Restricted stock

●	Restricted stock units

●	Performance shares

●	Performance units

Financial reporting measures are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures and may include, among other things, any of the following:

●	Company stock price

●	Total stockholder return

●	Revenues

●	Net income

●	Earnings before interest, taxes, depreciation, and amortization (EBITDA)

●	Liquidity measures such as working capital or operating cash flow

●	Earnings measures such as earnings per share

●	“Non-GAAP financial measures” for purposes of Exchange Act Regulation G and 17CFR 229.10

Excess Incentive Compensation: Amount Subject to Recovery

The amount subject to recovery (the “Excess Incentive Compensation”) will be the excess of the Incentive Compensation paid to the Covered Executive based on the erroneous data over the Incentive Compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the Board. Excess Incentive Compensation shall be determined by the Board without regard to any taxes paid by the Covered Executive with respect to the Excess Incentive Compensation.

If the Board cannot determine the amount of Excess Incentive Compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

Specifically regarding Incentive Compensation based on stock price or total shareholder return: (i) the Board shall determine the amount of the Excess Incentive Compensation based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive Compensation was received; and (ii) the Company shall maintain documentation of the determination of that reasonable estimate and provide such documentation to Nasdaq.

Method of Recoupment

The Board will determine, in its sole discretion, the method for recouping Excess Incentive Compensation hereunder which may include, without limitation:

●	requiring reimbursement of cash or equity Incentive Compensation previously paid;

●	seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards;

●	cancelling prior cash or equity-based awards, whether vested or unvested or paid or unpaid;

●	cancelling or offsetting against any planned future cash or equity-based awards;

●	forfeiture of deferred compensation, subject to compliance with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder; and

●	taking any other remedial and recovery action permitted by law, as determined by the Board.

No Indemnification

The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive Compensation. The Company is prohibited from paying or reimbursing a Covered Executive for purchasing insurance to cover any such loss.

Board Indemnification

Any members of the Board or its delegates shall not be personally liable for any action, determination, or interpretation made with respect to this Policy and shall be fully indemnified by the Company to the fullest extent under applicable law and Company organizational documents and policy with respect to any such action, determination, or interpretation. The foregoing sentence shall not limit any other rights to indemnification of the members of the Board or its delegates under applicable law or Company organizational documents and policy.

Interpretation

The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and applicable rules or standards adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s securities are listed.

Effective Date

This Policy shall be effective as of the date it is adopted by the Board (the “Effective Date”) and shall apply to Incentive Compensation that is approved, awarded or granted to Covered Executives on or after that date. This Policy shall apply to any excess Incentive Compensation received by Covered Executives during the three immediately completed fiscal years preceding the date on which a company is required to prepare an accounting restatement.

Amendment; Termination

The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect final regulations adopted by the Securities and Exchange Commission under Section 10D of the Exchange Act and to comply with the rules and standards adopted by the SEC and the listing standards of any national securities exchange on which the Company’s securities are listed. The Board may terminate this Policy at any time.

Other Recoupment Rights

The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.

Impracticability

The Board shall recover any Excess Incentive Compensation in accordance with this Policy unless such recovery would be impracticable, as determined by the Compensation Committee of the Board solely for the following limited reasons, and subject to the following procedural and disclosure requirements:

●	The direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered; provided that, prior to concluding that it would be impracticable to recover any amount of Excess Incentive Compensation based on the expense of enforcement, the Board must make a reasonable attempt to recover such erroneously awarded compensation, document such reasonable attempt(s) to recover, and provide that documentation to Nasdaq; or

●	Recovery would violate applicable law.

Governing Law

This Policy and all rights and obligations hereunder are governed by and construed in accordance with the internal laws of the State of Delaware, excluding any choice of law rules or principles that may direct the application of the laws of another jurisdiction.

Successors

This Policy shall be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives.

4